UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2022

SCOPUS BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39788	82-1248020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 300

New York, New York 10170

(Address of principal executive offices)

(212) 479-2513

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SCPS	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, Scopus BioPharma Inc. (the “Company”) received deficiency notification letters from the Listing Qualifications Staff of the Nasdaq Stock Market LLC (“Nasdaq” or the “Exchange”) indicating that the Company was not in compliance with Nasdaq’s “minimum bid price” requirement, which requires that the bid price of the stock of listed companies be at least $1.00 per share (the “Minimum Bid Price Requirement”) and certain Nasdaq listing rules relating to maintaining a minimum market value of listed securities of $50,000,000 (the “MVLS Requirement”) and a minimum market value of publicly held shares of $15,000,000 (the “MVPHS Requirement” and, together with the Minimum Bid Price Requirement and the MVLS Requirement, the “Listing Requirements”). Also, as previously disclosed, the Company participated in a hearing on August 25, 2022 with the Nasdaq Hearings Panel (the “Panel”) at which the Panel considered the Company’s plan for regaining compliance with Nasdaq listing standards (the “Compliance Plan”). Also, as previously disclosed, on September 13, 2022, Nasdaq informed the Company of the Panel’s decision (the “Decision”) directing that the Company’s listing be transferred to the Nasdaq Capital Market, effective at the open of business on September 15, 2022, and the Company’s common stock will continue to be listed on that market subject to, among other things, the Company satisfying the Compliance Plan in full by no later than January 9, 2023. The Company failed to comply with milestone dates set forth in the Compliance Plan and did not timely inform Nasdaq of such failure. By letter dated December 1, 2022, Nasdaq informed the Company that the Panel has determined to grant the Company a final extension to such milestone dates and publicly reprimanded the Company. Such public reprimand, pursuant to Listing Rule 5815(c)(1)(D), was issued to the Company for its failure to comply with Listing Rule 5250(a)(1), requiring it to notify Nasdaq of certain significant developments that led to its prior representations about its ability to satisfy the terms of the Decision and, therefore, the Exchange’s continued listing requirements being inaccurate. While the Company is continuing to use its best efforts to satisfy the Listing Requirements in full by no later than January 9, 2023, there can be no assurance that the Company will be able to do so as set forth in the Compliance Plan, as amended, or at all. Failure to do so would result in the delisting of the Company’s common stock from Nasdaq, which would likely have a material adverse effect on the trading and value of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOPUS BIOPHARMA INC.

Dated: December 2, 2022	By:	/s/ Joshua R. Lamstein
Joshua R. Lamstein
Chairman